UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Starboard Investment Trust

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QCI Balanced Fund
A series of the Starboard Investment Trust

Dear Shareholder:
I am writing to ask for your vote, as a shareholder of the QCI Balanced Fund, at the special meeting ("Meeting") of the shareholders of the QCI Balanced Fund which has been adjourned until Wednesday May 3, 2017.  The purpose of the Meeting is to approve an investment advisory agreement.

Please take a minute to cast your vote.  The Board of Trustees recommends that you vote "FOR" the proposal.
Once you have decided how you will vote, please cast your vote by telephone, internet or sign, date and return the enclosed proxy card.
Voting is quick and easy.
VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before May 3, 2017.	If you have your proxy materials, call the number on your card and follow the touch-tone prompts to vote.

If you have any questions regarding about the proposal or the voting instructions, please call QCI Asset Management, at 1-585-218-2060 Monday-Friday, 8 a.m. – 6 p.m. Eastern Time.

Sincerely,
/s/ Matthew J, Beck
Matthew J. Beck
Secretary

QCIADJ